Exhibit 10.2

SECURITY AGREEMENT

THIS AGREEMENT is made as of December 29, 2022, by Starco Brands, Inc. (the “Borrower”), a Nevada corporation, whose address is 250 26th Street, Suite 200, Santa Monica, CA 90402, and Ross Sklar, an individual (the “Lender”).

Recitals

The Borrower and the Lender have executed a Secured Promissory Note (as amended, extended or renewed from time to time, the “Note”) of even date herewith in the original principal amount of $2,000,000.00 in favor of the Lender. The Borrower and the Lender have entered into a Warrant Agreement to purchase common stock (the “Warrant”) of even date herewith, pursuant to which Lender has the right to purchase up to 285,714 shares of common stock at an exercise price of $0.01 (this Agreement, the Note and the Warrant, collectively the “Loan Documents”).

The Borrower has agreed to secure certain obligations in accordance with the terms hereof.

Now therefore, for good and valuable consideration, the parties agree as follows:

1.    Defined Terms. Capitalized terms not otherwise defined that are defined in the UCC shall have the meaning set forth therein. In addition to any other terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

“Accounts” shall mean all accounts as that term is defined in the UCC and all rights of the Borrower now existing and hereafter acquired to payment for goods sold or leased or for services rendered that are not evidenced by an Instrument or Chattel Paper, whether or not earned by performance, together with (i) all security interests or other security held by or granted to the Borrower to secure such rights to payment, (ii) all other rights related thereto (including rights of stoppage in transit) and (iii) all rights in any of such sold or leased goods that are returned or repossessed.

“Chattel Paper” shall mean all chattel paper as that term is defined in the UCC and any document or documents that evidence both a monetary obligation and a security interest in, or a lease or consignment of, specific goods (except, however, that when a transaction is evidenced both by a security agreement or a lease and by an Instrument or series of Instruments, the group of documents taken together constitute Chattel Paper).

“Collateral” shall mean all tangible and intangible personal property and Fixtures, wherever located, in which the Borrower now has or hereafter acquires any right, title or interest. The Collateral includes, without limitation, all of the following assets (whether now owned or existing or hereafter acquired or arising): (a) all of the Borrower’s Accounts, Chattel Paper, Contract Rights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Receivables, Instruments, Inventory and Stock Rights; (b) all of the Borrower’s cash, bank accounts, special collateral accounts, uncertificated securities (as that term is defined in the UCC) and insurance policies; (c) all of the Borrower’s books and records (in whatever form or medium), customer lists, credit files, computer files, programs, printouts, source codes, software and other computer materials and records related to any of the foregoing; (d) all monies and property of the Borrower in the possession or under the control of the Lender or any agent or affiliate thereof; and (e) all Proceeds (including, without limitation, all proceeds as that term is defined in the UCC), insurance proceeds, unearned premiums, tax refunds, rents, profits and products thereof. The Collateral shall exclude, however, any Intellectual Property, but shall not exclude any royalty income received from the licensing or transfer of such intellectual property, except as specifically set forth herein.

“Contract Rights” shall mean any right to payment under a contract not yet earned by performance and not evidenced by an Instrument or Chattel Paper.

“Deposit Accounts” shall mean all deposit accounts and all moneys, securities, instruments and other assets therein from time to time.

“Documents” shall mean all documents as that term is defined in the UCC and all documents of title and goods evidenced thereby (including, without limitation, all bills of lading, dock warrants, dock receipts, warehouse receipts and orders for the delivery of goods), together with any other document that in the regular course of business or financing is treated as adequately evidencing that the person or entity in possession of it is entitled to receive, hold and dispose of such document and the goods it covers.

“Equipment” shall mean all equipment as that term is defined in the UCC and all equipment (including, without limitation, all machinery, vehicles, tractors, trailers, office equipment, communications systems, computers, furniture, tools, molds and goods) owned, used or bought for use in the Borrower’s business whether now owned, used or bought for use or hereafter acquired, used or bought for use and wherever located, together with all accessories, accessions, attachments, parts and appurtenances thereto.

“Fixtures” shall mean all fixtures as that term is defined in the UCC and all goods that are or are to be attached to real property in such a manner that their removal would cause damage to the real property and that have therefore taken on the character of real property.

“General Intangibles” shall mean all general intangibles as that term is defined in the UCC and all payment intangibles and all intangible personal property of every kind and nature other than Accounts (including, without limitation, all Contract Rights, other rights to receive payments of money, choses in action, security interests, indemnification claims, judgments, tax refunds and tax refund claims, royalty and product rights, inventions, work in progress, patents, patent applications, trademarks, trademark applications, trade names, copyrights, copyright applications, permits, licenses, franchises, leasehold interests in real or personal property, rights to receive rentals of real or personal property or payments under letters of credit, insurance proceeds, know-how, trade secrets, other items of intellectual property and Intellectual Property, goodwill (whether or not associated with any of the foregoing), computer software and guarantee claims).

“Instruments” shall mean all negotiable instruments (as that term is defined in the UCC), certificated securities (as that term is defined in the UCC) and any replacements therefor and Stock Rights related thereto, and other writings that evidence rights to the payment of money (whether absolute or contingent) and that are not themselves security agreements or leases and are of a type that in the ordinary course of business are transferred by delivery with any necessary endorsement or assignment (including, without limitation, all checks, drafts, notes, bonds, debentures, government securities, certificates of deposit, letters of credit, preferred and common stocks, options and warrants).

“Intellectual Property” means all (i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof, together with the goodwill of the business connected with the use of, and symbolized by, the foregoing of this term, (iii) copyrights and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights; (viii) copies and tangible embodiments thereof (in whatever form or medium); and (ix) any licenses relating to the foregoing.

“Inventory” shall mean all inventory as that term is defined in the UCC and all goods (as that term is defined in the UCC) other than Equipment and Fixtures (including, without limitation, goods in transit, goods held for sale or lease or furnished or to be furnished under contracts for service, raw materials, work in process and materials used or consumed in the Borrower’s business, finished goods, returned or repossessed goods and goods released to the Borrower or to third parties under trust receipts or similar Documents).

“Permitted Lien” means (i) any lien for Taxes, governmental charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any imperfections of title, easements, rights of way or similar liens, zoning laws or land use restrictions as normally exist with respect to property similar in character to the property affected thereby and which individually or in the aggregate with other such liens, zoning laws or land use restrictions do not materially impair the value or marketability of the property subject to such liens, zoning laws or land use restrictions or interfere with the use of such property in the conduct of the business of the Company and which do not secure obligations for money borrowed, (iii) liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceedings and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves, if appropriate, and (iv) any lien resulting from purchase by the Company of goods in the ordinary course of business as to which liens are not filed of record.

“Proceeds” shall mean all proceeds (as that term is defined in the UCC) and any and all amounts or items of property received when any Collateral or proceeds thereof are sold, exchanged, collected or otherwise disposed of, both cash and non-cash, including proceeds of insurance, indemnity, warranty or guarantee paid or payable on or in connection with any Collateral.

“Receivables” shall mean all Accounts, Chattel Paper, payment intangibles and Contract Rights and all Instruments representing rights to receive payments.

“Stock Rights” shall mean any stock or security, any dividend or other distribution and any other right or property that the Borrower shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any and all shares of stock and other Instruments and uncertificated securities, any right to receive or acquire any Instrument or uncertificated security and any right to receive earnings, in which the Borrower now has or hereafter acquires any right.

“UCC” shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

2.    Security Interest. The Borrower hereby gives the Lender a continuing and unconditional security interest (the “Security Interest”) in the Collateral.

3.    Obligations Secured. The Security Interest secures payment when due of all Secured Obligations (as defined herein) to the Lender. As used in this Agreement, the term “Secured Obligations” means: (a) all principal, interest, costs, expenses and other amounts now or hereafter due under the Note (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof); and (b) all other amounts now or hereafter payable by the Borrower under any of the Loan Documents.

4.    Warranties of Borrower. The Borrower warrants and so long as this Agreement continues in force shall be deemed continuously to warrant that:

(a)    The Borrower is the owner of the Collateral free of all security interests or other encumbrances, except for the Security Interest and except for Permitted Liens. The Intellectual Property is valid and enforceable and, to the Borrower’s knowledge, does not infringe, misappropriate or misuse the rights of third parties.

(b)    The Borrower is authorized to enter into the Security Agreement.

(c)    The Collateral is used or bought for use primarily in business or professional operations.

(d)    The Collateral is or will be located at the Borrower’s address set forth above.

(e)    The chief executive office of the Borrower is at the address set forth above.

(f)    The exact legal name of the Borrower is set forth in the introductory paragraph hereof, and the jurisdiction of organization or incorporation of the Borrower is set forth in the introductory paragraph hereof.

5.    Covenants of Borrower. So long as this Agreement has not been terminated as provided hereafter, the Borrower: (a) will defend the Collateral against the claims of all other persons; (b) will keep the Collateral free from all security interests or other encumbrances, except for the Security Interest and except for Permitted Liens; (c) will not assign, deliver, sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Lender, except that prior to an Event of Default, the Borrower may sell or lease Inventory in the ordinary course of the Borrower’s business and dispose of worn out or obsolete Equipment in the ordinary course of the Borrower’s business; (d) will keep in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral and upon the Lender’s request will mark any of such records and all or any other Collateral to give notice of the Security Interest and will permit the Lender or its agents to inspect the Collateral and to audit and make abstracts of such records or any of the Borrower’s books, ledgers, reports, correspondence and other records; (e) upon demand, will deliver to the Lender any Documents and any Chattel Paper representing or relating to the Collateral or any part thereof, schedules, invoices, shipping or delivery receipts, purchase orders, contracts or other documents representing or relating to purchases or other acquisitions or sales or leases or other dispositions of the Collateral and Proceeds thereof and any and all other schedules, documents and statements that the Lender may from time to time request; (f) will keep the Collateral at the Borrower’s address set forth above until the Lender is notified in writing of any change in its location, and will not change the location of the Borrower’s chief executive office without the written consent of the Lender; (g) will notify the Lender promptly in writing of any change in the Borrower’s address, name or identity from that specified above or of any change in the location of the Collateral; (h) will not change its legal name or reincorporate or reorganize itself under the laws of any other jurisdiction; (i) will permit the Lender or its agents to inspect the Collateral; (j) will keep the Collateral in good condition and repair and will not use the Collateral in violation of any provisions of this Agreement, any applicable statute, regulation or ordinance or any policy of insurance insuring the Collateral; (k) will execute and deliver to the Lender such financing statements, landlord waivers and other documents requested by the Lender, and take such other action and provide such further assurances as the Lender may deem advisable to evidence, perfect or enforce the Security Interest created by this Agreement; (l) will pay all taxes, assessments and other charges of every nature that may be levied or assessed against the Collateral (unless the same are being contested in good faith); (m) will insure the Collateral against risks by obtaining policies (none of which shall be cancellable without at least 30 days prior written notice to the Lender) in coverage, form and amount and with companies reasonably satisfactory to the Lender, containing a loss payee provision in favor of the Lender, and at the Lender’s request will deliver each policy or certificate of insurance therefor to the Lender; and (n) will prevent any part of the Collateral from becoming an accession to other goods not covered by this Agreement.

6.    Verification. The Lender may verify any Collateral in any manner and through any medium that the Lender may deem appropriate, and the Borrower shall furnish such assistance as the Lender may require in connection therewith.

7.    Default.

(a)    Each of the following shall constitute an “Event of Default” hereunder: (i) failure by the Borrower to perform any material obligations under this Agreement, the Note or any other agreement between the Borrower and the Lender or by the Borrower in favor of the Lender, time being of the essence; (ii) the commencement of any bankruptcy or insolvency proceedings by or against the Borrower; (iii) material falsity in any certificate, statement, representation, warranty or audit at any time furnished by or on behalf of the Borrower or any endorser or guarantor or any other party liable for payment of all or part of the Secured Obligations, pursuant to or in connection with this Agreement or otherwise to the Lender, including warranties in this Agreement and including any omission to disclose any substantial contingent or liquidated liabilities or any material adverse change in facts disclosed by any certificate, statement, representation, warranty or audit furnished to the Lender; or (iv) any attachment or levy against the Collateral or any other occurrence that inhibits the Lender’s free access to the Collateral.

(b)    Upon the occurrence of an Event of Default, the Lender may exercise such remedies and rights as are available hereunder, under the Note or otherwise. This paragraph is not intended to affect or impair any rights of the Lender with respect to any Secured Obligations that may now or hereafter be payable on demand.

(c)    Upon the occurrence of any Event of Default, the Lender’s rights with respect to the Collateral shall be those of a secured party under the UCC and any other applicable law in effect from time to time. The Lender shall also have any additional rights granted herein and in any other agreement now or hereafter in effect between the Borrower and the Lender. If requested by the Lender after the occurrence of an Event of Default, the Borrower will assemble the Collateral and make it available to the Lender at a place to be designated by the Lender.

(d)    Upon the occurrence of any Event of Default, the Lender shall be entitled to exercise any and all rights with respect to the Collateral and to sell all or any part of the Collateral at public or private sale in accordance with the UCC, without advertisement, in such manner and order as the Lender may elect subject to complying with the UCC. The Lender may purchase the Collateral for its own account at any such sale. The Lender shall give the Borrower such notice of any public or private sale as may be required by the UCC, provided that to the extent notice of any such sale is required by the UCC, the Borrower agrees that at least ten days’ notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and provided further that, if the Lender fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC. The Borrower acknowledges that Collateral may be sold at a loss to the Borrower, and that, in such event, the Lender shall have no liability or responsibility to the Borrower for such loss. The Borrower further acknowledges that a private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that no such private sale shall, to the extent permitted by applicable law, be deemed not to be “commercially reasonable” solely as a result of such prices and other sale terms. Upon any such sale, the Lender shall have the right to deliver, assign and transfer to the buyer thereof the Collateral so sold. Each buyer at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Borrower that may be waived or any other right or claim of the Borrower, and the Borrower, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that the Borrower has or may have under any law now existing or hereafter adopted. Without limiting any other rights and remedies available to the Lender, the Borrower expressly acknowledges and agrees that with respect to Collateral consisting of notes, bonds or other securities which are not sold on a recognized market, the Lender shall be deemed to have conducted a commercially reasonable sale of such Collateral if (a) such sale is conducted by any nationally recognized broker-dealer (including any affiliate of the Lender), investment banker or any other method common in the securities industry, and (b) if the purchaser is the Lender or any affiliate of the Lender, the sale price received by the Lender or any such affiliate in connection with such sale is reasonably supported by quotations received from one or more other nationally recognized broker-dealers, investment bankers or other financial institutions.

(e)    The Borrower shall pay all costs and expenses incurred by the Lender in enforcing this Agreement, realizing upon any Collateral and collecting any Secured Obligations (including attorneys’ fees) whether suit is brought or not and whether incurred in connection with collection, trial, arbitration, appeal or otherwise and, to the extent of the Borrower’s liability for repayment of any of the Secured Obligations, shall be liable for any deficiencies in the event the Proceeds of disposition of the Collateral do not satisfy the Secured Obligations in full. Nothing contained herein shall be deemed to require the Lender to proceed against the Collateral or any part thereof before or as a condition to the pursuit of any of its other rights and remedies with respect to the Secured Obligations.

8.    Miscellaneous.

(a)    The Borrower authorizes the Lender to file financing statements and continuation statements and amendments thereto with respect to the Collateral without authentication by the Borrower to the extent permitted by law and the Borrower consents to and ratifies any filings made by the Lender prior to the date hereof. The Borrower authorizes the Lender to use a generic description of the Collateral (such as “all assets” or “all personal property”) in any financing statements. The Borrower agrees not to file any financing statement, amendment or termination statement with respect to the Collateral prior to the payment and satisfaction in full of all Secured Obligations. The Borrower irrevocably appoints the Lender as the Borrower’s attorney-in-fact to execute any such financing statements in the Borrower’s name (if the Lender determines that any such execution is required) and to perform all other acts that the Lender deems appropriate to perfect and to continue perfection of the Security Interest.

(b)    The Borrower hereby irrevocably consents to any act by the Lender or its agents in entering upon any premises for the purposes of either (i) inspecting the Collateral or (ii) taking possession of the Collateral after any Event of Default in any commercially reasonable manner. The Borrower hereby waives its right to assert against the Lender or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

(c)    The Borrower authorizes the Lender to collect and apply against the Secured Obligations any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and appoints the Lender as the Borrower’s attorney-in-fact to endorse any check or draft representing such proceeds or refund.

(d)    Upon the Borrower’s failure to perform any of its duties hereunder, the Lender may, but it shall not be obligated to, perform any of the duties and the Borrower shall forthwith upon demand reimburse the Lender for any expenses incurred by the Lender in so doing.

(e)    No delay or omission by the Lender in exercising any right hereunder or with respect to any Secured Obligations shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Lender from any other or further exercise of the right or the exercise of any other right or remedy. The Lender may cure any Event of Default by the Borrower in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Borrower. All rights and remedies of the Lender under this Agreement and under the UCC shall be deemed cumulative.

(f)    The Lender shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law and it shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Borrower shall reasonably request in writing. However, no omission to do any act not requested by the Borrower shall be deemed a failure to exercise reasonable care and no omission to comply with any requests by the Borrower shall of itself be deemed a failure to exercise reasonable care. The Lender shall have no obligation to take and the Borrower shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any Instrument or Chattel Paper in the Lender’s possession as Collateral or as Proceeds of the Collateral. The Borrower waives notice of dishonor and protest of any Instrument constituting Collateral at any time held by the Lender on which the Borrower is in any way liable and waives notice of any other action taken by the Lender.

(g)    The Borrower shall, upon request of the Lender, direct each of its Account Debtors (as defined herein) to remit payment of all Accounts to such lockbox, post office box or other address as the Lender may designate from time to time. From and after the occurrence of any Event of Default, the Lender may notify each Account Debtor of the Security Interest and may also direct such Account Debtor to make all payments on the Collateral to the Lender. All payments on and other Proceeds from the Collateral received by the Lender directly or from the Borrower shall be applied to the Secured Obligations in such order and manner and at such time as the Lender shall in its sole discretion determine. Unless the Lender notifies the Borrower in writing that it dispenses with one or more of the following requirements, any payments on or other Proceeds of the Collateral received by the Borrower before or after notification to any Account Debtor shall be held by the Borrower in trust for the Lender in the same medium in which received, shall not be commingled with any assets of the Borrower and shall be turned over to the Lender not later than the next business day following the day of their receipt. From and after the occurrence of an Event of Default, the Borrower shall also promptly notify the Lender of the return to or repossession by the Borrower of goods underlying any Collateral. For purposes hereof, an “Account Debtor” shall mean any person or entity who is obligated to pay the Borrower any amounts under any Receivables, Accounts, notes, Instruments, Chattel Paper or General Intangibles or other Collateral.

(h)    The Borrower authorizes the Lender without affecting the Borrower’s obligations hereunder from time to time: (i) to take from any party and hold collateral (other than the Collateral) for the payment of the Secured Obligations or any part thereof, and to exchange, enforce or release such collateral or any part thereof; (ii) to accept and hold the endorsement or guaranty of payment of the Secured Obligations or any part thereof and to release or substitute any such endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Secured Obligations or any part thereof or any party in any way obligated to pay the Secured Obligations or any part thereof; and (iii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and any other collateral and the enforcement of any endorsements or guaranties relating to the Secured Obligations or any part thereof as the Lender in its sole discretion may determine.

(i)    The Lender may demand, collect and sue for all Proceeds (either in the Borrower’s name or the Lender’s name at the Lender’s option), with the right to enforce, compromise, settle or discharge any Proceeds. The Borrower irrevocably appoints the Lender as the Borrower’s attorney-in-fact to endorse the Borrower’s name on all checks, commercial paper and other Instruments pertaining to the Proceeds before or after the occurrence of an Event of Default.

(j)    The rights and benefits of the Lender under this Agreement shall, if the Lender agrees, inure to any party acquiring an interest in the Secured Obligations or any part thereof.

(k)    The terms “Lender” and “Borrower” as used in this Agreement include the heirs, personal representatives and successors or assigns of those parties.

(l)    This Agreement may not be modified or amended nor shall any provision of it be waived except in writing signed by the Borrower and by an authorized officer of the Lender.

(m)    This Agreement shall be governed and construed by California law and any other applicable laws in effect from time to time.

(n)    This Agreement is a continuing agreement that shall remain in force until the last to occur of: (i) the payment in full of all Secured Obligations if such payment of the Secured Obligations has become final and is not subject to being refunded as a preference or fraudulent transfer under the Bankruptcy Code or other applicable law; and (ii) the termination of all agreements or obligations (whether or not conditional) of the Lender to extend credit to, or pay or accept drafts on behalf of, the Borrower.

9.    Dispute Resolution Provision. This paragraph, including the subparagraphs below, is referred to as the “Dispute Resolution Provision”. This Dispute Resolution Provision is a material inducement for the parties entering into this agreement.

(a)    This Dispute Resolution Provision concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or (ii) any document related to this agreement (collectively a “Claim”). For the purposes of this Dispute Resolution Provision only, the term “parties” shall include any parent corporation, subsidiary or affiliate of the Lender involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

(b)    At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U.S. Code) (the “Act”). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

(c)    Arbitration proceedings will be determined in accordance with the Act, the then-current rules and procedures for the arbitration of financial services disputes of the American Arbitration Association or any successor thereof (“AAA”), and the terms of this Dispute Resolution Provision. In the event of any inconsistency, the terms of this Dispute Resolution Provision shall control. If AAA is unwilling or unable to (i) serve as the provider of arbitration or (ii) enforce any provision of this arbitration clause, the Lender may designate another arbitration organization with similar procedures to serve as the provider of arbitration.

(d)    The arbitration shall be administered by AAA and conducted, unless otherwise required by law, in any U.S. state where real or tangible personal property collateral for this credit is located or if there is no such collateral, in the state specified in the governing law section of this agreement. All Claims shall be determined by one arbitrator; however, if Claims exceed Five Million Dollars ($5,000,000), upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within ninety (90) days of the demand for arbitration and close within ninety (90) days of commencement and the award of the arbitrator(s) shall be issued within thirty (30) days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional sixty (60) days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and have judgment entered and enforced.

(e)    The arbitrator(s) will give effect to statutes of limitation in determining any Claim and may dismiss the arbitration on the basis that the Claim is barred. For purposes of the application of any statutes of limitation, the service on AAA under applicable AAA rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s), except as set forth at subparagraph (h) of this Dispute Resolution Provision. The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

(f)    This paragraph does not limit the right of any party to: (i) exercise self-help remedies, such as but not limited to, setoff; (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

(g)    The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

(h)    Any arbitration or trial by a judge of any Claim will take place on an individual basis without resort to any form of class or representative action (the “Class Action Waiver”). Regardless of anything else in this Dispute Resolution Provision, the validity and effect of the Class Action Waiver may be determined only by a court and not by an arbitrator. The parties to this Agreement acknowledge that the Class Action Waiver is material and essential to the arbitration of any disputes between the parties and is nonseverable from the agreement to arbitrate Claims. If the Class Action Waiver is limited, voided or found unenforceable, then the parties’ agreement to arbitrate shall be null and void with respect to such proceeding, subject to the right to appeal the limitation or invalidation of the Class Action Waiver. The Parties acknowledge and agree that under no circumstances will a class action be arbitrated.

(i)    By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This waiver of jury trial shall remain in effect even if the Class Action Waiver is limited, voided or found unenforceable. WHETHER THE CLAIM IS DECIDED BY ARBITRATION OR BY TRIAL BY A JUDGE, THE PARTIES AGREE AND UNDERSTAND THAT THE EFFECT OF THIS AGREEMENT IS THAT THEY ARE GIVING UP THE RIGHT TO TRIAL BY JURY TO THE EXTENT PERMITTED BY LAW.

10.    NOTICE OF FINAL AGREEMENT. THIS WRITTEN SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

11.    Waiver. IF AN EVENT OF DEFAULT SHOULD OCCUR, THE BORROWER WAIVES ANY RIGHT THE BORROWER MAY HAVE TO NOTICE AND A HEARING BEFORE THE LENDER TAKES POSSESSION OF THE COLLATERAL BY SELF-HELP, REPLEVIN, ATTACHMENT, SETOFF OR OTHERWISE.

[Signature Pages to Follow]

EXECUTED and delivered as of the day and year first above written.

STARCO BRANDS, INC.

By:	/s/ Darin Brown
Name:	Darin Brown
Title:	Director

LENDER

/s/ Ross Sklar
Ross Sklar